CERTIFICATE OF FORMATION
                                       OF
                     ROBECO-SAGE TRITON MASTER FUND, L.L.C.



                  FIRST:   The name of the limited liability company is Robeco-
Sage Triton Master Fund, L.L.C.

                  SECOND: The address of its registered office in the State of Delaware is 615 South DuPont Highway, County of Kent, City of Dover, in the State of Delaware, 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 25th day of July, 2008.

                                            ROBECO-SAGE TRITON
                                            MASTER FUND, L.L.C.



                                            By: /S/NATHANIEL SEGAL
                                               -----------------------------
                                               Name:  Nathaniel Segal
                                               Title: Authorized Person